UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 7, 2008

DIGIRAD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50789	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13950 Stowe Drive

Poway, California 92064

(Address of principal executive offices, including zip code)

(858) 726-1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition and Item 7.01. Regulation FD Disclosure

On January 8, 2008, Digirad Corporation, or Digirad, issued a press release announcing anticipated financial results for 2007 and Digirad’s financial outlook for 2008. A copy of this press release is attached hereto as Exhibit 99.1.

This information and the exhibits hereto are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 7, 2008, Timothy J. Wollaeger has resigned his positions as Chairman of the Board and as member and Chairman of the Compensation Committee of Digirad. Effective January 7, 2008, R. King Nelson has been appointed Chairman of the Board and member and Chairman of the Compensation Committee of Digirad.

In addition, on January 7, 2008, Messrs. Wollaeger and Dittamore indicated to the Board that they wished to retire and would not stand for re-election at Digirad’s upcoming annual meeting. Digirad is actively interviewing potential director candidates.

A copy of the press release issued by Digirad announcing these changes is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 8, 2008.

99.2	Press Release dated January 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ Todd P. Clyde
Todd P. Clyde Chief Financial Officer

Date: January 8, 2008